UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 29, 2021

TURNING POINT BRANDS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-37763	20-0709285
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5201 Interchange Way Louisville, KY		40229
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (502) 778-4421

(Former name or former address if changed since last report.)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	TPB	New York Stock Exchange

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 2.02          Results of Operations and Financial Condition

On February 1, 2021, Turning Point Brands, Inc. (the “Company”) issued a press release in which the Company reported certain preliminary operating results for the fourth quarter and year ended December 31, 2020 in connection with the proposed private offering of the Company’s senior secured notes discussed in Item 8.01 below. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated into this Item 2.02 by reference.

The information in this Item 2.02 and Exhibit 99.1 attached hereto shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section.  Such information will not be incorporated by reference into any registration statement filed by the Company under the Securities Act of 1933, as amended (the “Securities Act”), unless specifically identified therein as being incorporated by reference.

Item 7.01.          Regulation FD Disclosure

In the confidential offering memorandum related to the proposed private offering of the Company’s senior secured notes discussed in Item 8.01 below, the Company is disclosing certain supplemental information to potential investors in the offering. The supplemental information included in the preliminary offering memorandum is set forth in Exhibit 99.2 and incorporated by reference herein.

The information in this Item 7.01 and Exhibit 99.2 attached hereto shall not be deemed to be “filed” for the purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section.  Such information will not be incorporated by reference into any registration statement filed by the Company under the Securities Act, unless specifically identified therein as being incorporated by reference.

Item 8.01.          Other Events.

On February 1, 2021, the Company issued a press release announcing a proposed private offering of $250 million aggregate principal amount of its senior secured notes due 2026 (the “Notes”) to persons reasonably believed to be qualified institutional buyers in reliance on Rule 144A under the Securities Act and to non-U.S. persons outside the United States pursuant to Regulation S under the Securities Act (the “Offering”).  A copy of the press release is attached as Exhibit 99.3 to this Current Report on Form 8-K and incorporated into this Item 8.01 by reference.

The Company also announced that in connection with the Offering it intends to enter into a new $25 million senior secured revolving credit facility (the “Revolving Credit Facility”). The Offering is not conditioned on the entry into the Revolving Credit Facility.

The Notes will be the Company’s senior secured obligations and will be guaranteed on a senior secured basis by each of the Company’s wholly-owned domestic subsidiaries that guarantees the Revolving Credit Facility. The Company intends to use the proceeds from the Offering to (i) repay all obligations under and terminate its existing term loan and revolving credit facility, (i) to pay related fees, costs, and expenses and (iii) for general corporate purposes. The Offering is subject to market conditions.

This Current Report on Form 8-K does not constitute an offer to sell, a solicitation to buy or an offer to purchase or sell any securities. No offer, solicitation, purchase or sale will be made in any jurisdiction in which such offer, solicitation or sale would be unlawful. Any offer, or solicitation to buy, if at all, will be made only by means of a confidential offering memorandum.

Item 9.01.          Financial Statements and Exhibits.

(d) Exhibits:

99.1	Press release of the Company dated February 1, 2021, announcing its preliminary earnings information.
99.2	Excerpts from the Preliminary Offering Memorandum.
99.3	Press release of the Company dated February 1, 2021, announcing its proposed private offering.
104          Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TURNING POINT BRANDS, INC.

Date: February 1, 2021	By:	/s/ James Dobbins
	Name:	James Dobbins
	Title:	Senior Vice President, General Counsel and Secretary